UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 16, 2002



                               HERMAN MILLER, INC.
             (Exact name of Registrant as specified in its charter)


        Michigan                   001-15141                     38-0837640
(State or Other Jurisdiction  (Commission File No.)            (IRS Employer
    of Incorporation)                                        Identification No.)


        855 E. Main Avenue, Zeeland, Michigan                           49464
      (Address of Principal Executive Offices)                        (Zip Code)


                                  616-654-3000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)


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Item 5.    Other Events

     On July 16, 2002, the Board of Directors of the Company  appointed  Douglas
D. French as a director of the Company. Mr. French is the president and chief executive officer of Ascension Health, the nation's largest not for profit health system. Mr. French has served as CEO of Ascension Health since January 1, 2001. Prior to that time and since 1998, he served as president and chief operating officer of Ascension Health.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  July 19, 2002              HERMAN MILLER, INC.

                                   By /s/ James E. Christenson

                                     Its Secretary